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                                                                    EXHIBIT 11.1

                      CRAWFORD & COMPANY AND SUBSIDIARIES
                COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
                          YEAR ENDED DECEMBER 31, 1996

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GENERAL INFORMATION:

Net income                                                                 $42,810,215
Weighted average common shares outstanding                                  51,032,111
Dilutive option shares outstanding at year-end                               2,688,867
Option shares outstanding prior to exercise during year                        163,520
Average exercise price per outstanding dilutive option share                    $11.50
Average market price per share                                                  $14.43
Year-end market price per share                                                 $14.83
Average market price of shares issued upon exercise during year                 $13.07

COMPUTATIONS:

Dilutive option shares outstanding at year-end                               2,688,687
Shares repurchased at $14.43
       (proceeds of $30,913,329 divided by $14.43)                          (2,142,135)
                                                                            -----------
       Net additional shares issuable                                                          546,732

Dilutive Option shares outstanding from the
1996 Employee Stock Purchase Plan                                               35,457
Shares repurchased at $14.12
        (proceeds of $339,070 divided by $14.42)                               (23,519)
                                                                               --------
       Net additional shares issuable                                                           11,938

Option shares outstanding prior to exercise during year                        163,520
Shares repurchased at $13.07
        (proceeds of $1,474,477 divided by $13.07)                            (112,843)
                                                                              ---------
       Net additional shares issued                                                             50,677

Contingently issuable shares related to convertible notes payable
       issued November 30, 1994                                                                809,730

Weighted average common shares outstanding                                                  51,032,111
                                                                                            ----------

Adjusted shares outstanding                                                                 52,451,188
                                                                                            ==========

FULLY DILUTED EARNINGS PER SHARE:

Net income  ($42,810,215 divided by 52,451,188)                                 $0.82

PERCENTAGE DILUTION:

Net income ($.02 divided by $0.84)                                               2.38%
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